PENNS WOODS BANCORP, INC.
Corporate Headquarters
115 South Main Street
Jersey Shore, PA  17740

Theodore H. Reich
 President
and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 1998


To Our Shareholders:

    Notice is hereby given that the Annual Meeting of holders of common stock of Penns Woods Bancorp, Inc., (the "Corporation") will be held at the Williamsport Branch Office of Jersey Shore State Bank (the "Bank"), 300 Market Street, Williamsport, PA 17703-0967, on April 29, 1998, at 1:00 P.M. , for the following purposes:

    1. To elect two (2) Class 1 Directors, to serve for a three-year term that will expire in 2001, and until their successors are elected and qualified.
    2. To vote on a proposal to approve a Stock Option Plan that authorizes a Committee of the Board of Directors to grant options for the purchase of up to 100,000 shares of Penns Woods' Common Stock, within five years, which constituties approximately 3.90% of Penns Woods' presently outstanding shares of Common Stock.

    3. To ratify the appointment by the Corporation's Board of Directors of Parente, Randolph, Orlando, Carey & Associates of Williamsport, Pennsylvania, Certified Public Accountants, as the independent auditors for the Corporation for the year ending December 31, 1998; and

    4. To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.

    Holders of record at the close of business on March 10, 1998, shall be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the Annual Meeting, each shareholder is entitled to one vote for each share of common stock, $10.00 par value, of the Corporation registered in the shareholder's name on the record date.
    A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted by (1) giving written notice of revocation to Sonya E. Hartranft, Secretary, Penns Woods Bancorp, Inc., 300 Market Street, PO Box 967, Williamsport, PA 17703-0967, (2) executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation or (3) voting in person after giving written notice to the Secretary of the Corporation.
    All Proxies properly executed and not revoked will be voted as specified.

    A copy of the Corporation's Annual Report and Form 10-K for the fiscal year ended December 31, 1997 is being mailed with this Notice. The Annual Report should not be regarded as Proxy solicitation materials.

    You are urged to mark, sign, date and promptly return your Proxy in the enclosed postage-paid envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional Proxy solicitation.
    You are cordially invited to attend the Annual Meeting. The giving of such Proxy does not affect your right to vote in person at the Annual Meeting, if you give written notice to the Secretary of the Corporation of your intention to vote at the Annual Meeting.


By Order of the Board of Directors,


Theodore H. Reich
President and
Chief Executive Officer

Dated:  March 26, 1998

PENNS WOODS BANCORP, INC.

115 South Main Street, Jersey Shore, PA  17740


PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 1998


Introduction, Date, Time and Place of Annual Meeting

    This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of PENNS WOODS BANCORP, INC. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting (the "Annual Meeting") of holders of common stock (the "common stock") of the Corporation to be held on April 29, 1998, at 1:00 P.M., at the Williamsport Branch Office of Jersey Shore State Bank (the "Bank"), 300 Market Street, Williamsport, PA 17703-0967, and any adjournment or postponement thereof.

    The main office of the Corporation is located at 115 South Main Street, Jersey Shore, PA 17740. The telephone number is (717)398-2213. All inquiries should be directed to Theodore H. Reich, President of the Corporation, (717)322-1111. The Bank is a wholly owned subsidiary of the Corporation.
Voting Securities

    Holders of record of the common stock, par value $10.00 per share, at the close of business on March 10, 1998, will be entitled to notice of and to vote at the Annual Meeting. On March 10, 1998 there were 2,565,958
shares of common   stock issued and outstanding.  Each share of the common
stock outstanding as of the close of business on March 10, 1998, is entitled to one vote on each matter that comes before the meeting and holders do not have cumulative voting rights with respect to the election of directors.

     Under Pennsylvania law and the Bylaws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.
     Assuming the presence of a quorum, the two nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not constitute or be counted as votes cast for such nominee.
    Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders at the Annual Meeting is required for the approval of the Stock Option Plan and the ratification of the independent auditors. Abstentions and broker non-votes will not constitute or be counted as votes cast and therefore will not count either for or against approval of the Stock Option Plan and ratification of auditors.
    All Proxies properly executed and not revoked will be voted as specified.
Solicitation

    This Proxy Statement and enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 26,
1998.   Shares represented by the Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted "FOR" the Class 1 nominees noted, "FOR" the approval of the Stock Option Plan and "FOR" the ratification of the appointment of Parente, Randolph, Orlando, Carey & Associates, Certified Public Accountants, as the independent auditors of the Corporation for the year ending December 31, 1998. The execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in pe